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                                                                EXHIBIT 99.c



                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
Aequitron Medical, Inc.

We have audited the consolidated balance sheets of Aequitron Medical, Inc. as of April 30, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aequitron Medical, Inc. at April 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                /s/ ERNST & YOUNG LLP



Minneapolis, Minnesota
June 12, 1996